Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Forty Seven, Inc. 2018 Equity Incentive Plan and the Forty Seven, Inc. 2018 Employee Stock Purchase Plan of our report dated March 28, 2019, with respect to the financial statements of Forty Seven, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 28, 2019